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                                                                    Exhibit 3.74

                                     BYLAWS

                                       OF

                               TXI RIVERSIDE INC.

                                      * * *

                                    ARTICLE I

                                     OFFICES

          SECTION 1. In addition to its principal office in the State of Texas, the corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors shall from time to time determine.

                                   ARTICLE II

                         ANNUAL MEETING OF SHAREHOLDERS

          SECTION 1. All meetings of shareholders for the election of Directors shall be held in the City of Dallas, State of Texas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Texas as shall be designated from time to time by the Board of Directors and as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. Annual Meetings of Shareholders, commencing with the year 1998, shall be held each year on the second Tuesday of October, if not a legal holiday, then on the next secular day following, at 10:30 a.m. in the forenoon, at which they shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting; provided, however, that the shareholders may, by a written agreement signed by the holders of all outstanding shares of stock entitled to general voting rights, establish a manner of election or selection of directors other than by a plurality vote during the term of such written agreement.

          SECTION 3. Written or printed notice of every meeting of shareholders stating the place, day and hour, and purpose of the meeting shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by the Secretary, the officer performing said duties or the persons calling the meeting.

          SECTION 4. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

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          SECTION 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or any two (2) members of the Board of Directors, and shall be held at the request, in writing, of shareholders owning not less than one-half (1/2) of the entire capital stock having voting power.

          SECTION 6. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

          SECTION 7. At least ten (10) days before every election of directors, a complete list of shareholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any shareholder at the office of the corporation in the City of Dallas, Texas for said ten (10) days, an shall be produced and kept at the time an place of election during the whole of the time thereof, subject to the inspection of any shareholder who may be present.

                                   ARTICLE III

                           QUORUM AND VOTING OF STOCK

          SECTION 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          SECTION 2. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          SECTION 3. Each outstanding share of stock having voting power shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in such proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

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          Subject to the provision set forth in Section 2 of Article II of these
Bylaws, in all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him or her, for as many persons as there are directors to be elected and for whose election he or she has a right to vote, but there shall be no right to cumulative voting.

          SECTION 4. Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE IV

                                    DIRECTORS

          SECTION 1. The property and business of the corporation shall be managed by a Board of not less than three (3) nor more than seven (7) directors. The first Board shall consist of three (3) directors. Thereafter, within the limits herein specified, the number of directors shall be fixed and may be changed, from time to time, by resolution of the Board of Directors or by the shareholders at the annual meeting. The Directors, other than the first Board of Directors, shall be elected at the annual meeting of shareholders, except as provided in Section 2 of this Article IV of these Bylaws, and each director elected shall hold office until his or her successor shall be elected and shall qualify. Directors need not be shareholders. The first Board of Directors shall hold office until the first annual meeting of shareholders, unless sooner removed by an affirmative vote of the majority of the issued and outstanding shares of stock entitled to vote on the elections of directors as hereinafter provided.

          SECTION 2. Any vacancy occurring in the Board of Directors may be filled by affirmative vote of a majority of the authorized directors immediately prior to the occurrence of such vacancy. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

          Any directorships to be filled by reason of an increase in. the number of directors may be filled by the affirmative vote of a majority of the authorized number of directors immediately prior to any such increase. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, unless sooner displaced.

          Any director may be removed at any time, for cause or without cause, by an affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote on the elections of directors.

          SECTION 3. The business affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

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          SECTION 4. The directors may keep the books of the corporation, except such as are required by law to be kept within or without the State of Texas, at such place or places as they from time to time determine.

          SECTION 5. The Board of Directors shall have power to authorize the payment of compensation to the directors for services to the corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees and to determine the amount of such compensation and fees.

                                    ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

          SECTION 1. The first meeting of each newly elected Board of Directors shall be held at the same place as the annual meeting of the shareholders immediately after such meeting or at such other time and place specified in a notice given as hereinafter provided for special meetings, of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

          SECTION 2. Meetings of the Board of Director shall be held at the times fixed by resolutions of the Board and at other times upon call of the Chairman of the Board or any two (2) directors and such meetings, whether regular or special, may be held either within or without the State of Texas. The Secretary or officer performing said duties shall give reasonable notice (which shall be at least, but need not in any event exceed ten (10) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual meting of shareholders, and notice need not be given of regular meetings held at times fixed by resolutions of the Board. Meetings may be held at any time without notice if all directors are present or if those not present sign written waivers of notice either before or after the meeting. Notice by mail or telegraph to the usual business or residence address of the directors not less than the time above specified before the meeting shall be sufficient. A majority of the then authorized directors shall constitute a quorum for the transaction of business and the act of a majority of the then authorized directors shall be the act of the Board of Directors.

          SECTION 3. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 4. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board, or such committee, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

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                                   ARTICLE VI

                               EXECUTIVE COMMITTEE

          SECTION 1. The Board of Directors may, by resolution adopted by a majority of the whole then authorized Board, appoint an Executive Committee to consist of the Chairman of the Board and such number of the directors as the majority of the whole of said Board may from time to time determine, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the Committee shall be filled by a majority of the whole said Board at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                                   ARTICLE VII

                                     NOTICES

          SECTION 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Postal Service. Notice to any director or shareholder may also be given by telegram or delivered in person.

          SECTION 2. Whenever any notice for whatever reason is required to be given under the provisions of the statutes or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VIII

                                    OFFICERS

          SECTION 1. The Board of Directors, as soon as may be after the election of directors in each year, shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer, and may from time to time elect a Chairman of the Board and such other officers as they may deem proper. None of such officers (except for the Chairman of the Board) need be a member of the Board of Directors. The Board of Directors may appoint from the members of the Executive Committee, a Chairman of the Executive Committee, if they shall have established as Executive Committee pursuant to Article VI of these Bylaws.

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          SECTION 2. The officers of the corporation shall hold office until their successors are elected and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

          SECTION 3. The Board of Directors may authorize the execution of contracts of employment between the corporation and one (1) or more of the officers of the corporation. Removal of any such officer from his or her office without cause by the directors shall not of itself affect any right to compensation which such removed officer may have under such contract.

                            The Chairman of the Board

          SECTION 4. The Chairman of the Board shall preside at all meetings of the shareholders and directors, including meeting of the Executive Committee, at which such officer is present.

                     The Chairman of the Executive Committee

          SECTION 5. The Chairman of the Executive Committee, if such office shall have been filled by the Board of Directors, shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and directors.

                                  The President

          SECTION 6. Except as otherwise provided by the Board of Directors, the President shall be the chief executive officer of the corporation and shall have, within the limitations and subject to the procedures established from time to time by resolution of the Board of Directors, general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                               The Vice Presidents

          SECTION 7. The Vice President, if there shall be one, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     The Secretary and Assistant Secretaries

          SECTION 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be.

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He or she shall have custody of the corporate seal of the corporation and he, she, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it and when so affixed it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          SECTION 9. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     The Treasurer and Assistant Treasurers

          SECTION 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

          SECTION 11. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

          SECTION 12. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his control belonging to the corporation.

          SECTION 13. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE IX

                             CERTIFICATES FOR SHARES

          SECTION 1. The shares of the corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

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          When the corporation is authorized to issue shares of more than one class, every certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, as required by the laws of the State of Delaware.

          SECTION 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

                                Lost Certificates

          SECTION 3. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               Transfer of Shares

          SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                            Closing of Transfer Books

          SECTION 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for a least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of

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Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             Registered Shareholders

          SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or inters in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                    ARTICLE X

                               GENERAL PROVISIONS

                                    Dividends

          SECTION 1. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Certificate of Incorporation.

          SECTION 2. Before payment of any dividend, there may be set aside, out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks

          SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   Fiscal Year

          SECTION 4. The fiscal year of the corporation shall begin on the first day of June in each year, unless otherwise provided by the Board of Directors.

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                                      Seal

          SECTION 5. The corporate seal of the corporation shall be in such form as the Board of Directors shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                        Reliance on Books and Statements

          SECTION 6. A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                        Contracts - Interest of Director

          SECTION 7. No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, be invalidated or in any way affected by the fat that any of the director of the corporation are pecuniarily or otherwise interested in such contract, transaction or other act, or are directors or officers of such other corporation. Any director of the corporation, individually, or any firm or association of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he or she individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors; and any director of the corporation who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contact or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he or she were not such director or officer of such other corporation or not so interested, every director of the corporation being hereby relieved from any disability which might otherwise prevent him or her from carrying out transactions with or contracting with the corporation for the benefit of himself or herself or any firm, corporation, association, trust or organization in which or with which he or she may be in anywise interested or connected.

          Any contract, transaction or act of the corporation or by the Board of Directors which shall be ratified by a majority of the shareholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify such contract, transaction or act when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or action.

                    Indemnification - Directors and Officers

          SECTION 8. The corporation may indemnify every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or

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in the right of the corporation, by reason of the fact that said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amount paid in settlement incurred by said person in connection with such action, suit or proceeding, to the full extent permitted by the laws of the State of Delaware in effect from time to time. The corporation shall have the right and power to purchase and maintain insurance in such principal amounts as shall be approved by resolution of the Board of Directors of the corporation from time to time on behalf of each said person against any liability asserted against and incurred by said person in any such aforesaid capacity, or arising out of said person's status as such, to the full extent permitted by the laws of the State of Delaware in effect from time to time.

                                   ARTICLE XI

                                   AMENDMENTS

          These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any regular or special meeting of shareholders, or of the directors, at which a quorum is present or represented, by the affirmative vote of a majority of the outstanding stock entitled to vote, or of a majority of the directors of the corporation, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.

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